InterDigital Issues Preliminary Financial Results for Fourth Quarter 2023 and Outlook for First Quarter 2024
WILMINGTON, Del., - January 16, 2024 - InterDigital, Inc. (Nasdaq: IDCC), a mobile and video technology research and development company, today announced selected unaudited preliminary financial results for the quarter ended December 31, 2023, and an initial outlook for first quarter 2024.
Q4 2023 Preliminary Results
GAAP
•The company expects total revenue to be approximately $105 million, comprised primarily of recurring revenue and in line with prior guidance.
•The company expects operating expenses to be approximately $81 million, updated from its previous expectation of $77 to $79 million. The increase related to higher litigation costs and performance-based compensation.
•Net income1 is expected to be approximately $34 million, above the previous expectation of $18 to $21 million. The diluted earnings per share is expected to be approximately $1.20, above the previous expectation of $0.70 to $0.80. These increases are primarily related to the company’s expected release of a value allowance against deferred tax assets in certain foreign jurisdictions.
Non-GAAP
•Adjusted EBITDA2 is expected to be approximately $52 million, at the top end of the prior guidance.
•Non-GAAP net income3 is expected to be approximately $36 million, above the previous expectation of $31 to $34 million.
•Non-GAAP diluted earnings per share3 is expected to be approximately $1.34, above the previous expectation of $1.17 to $1.29.
Q1 2024 Outlook
•Total revenue is expected to be in the range of $245 to $255 million, including approximately $152 to $160 million of catch-up sales.
•Operating expenses are expected to be in the range of $146 to $154 million, including revenue share expense of $66 to $69 million.
•Net income1 is expected to be in the range of $70 to $85 million, or $2.50 to $3.00 per diluted share.
This outlook is based on estimates covering existing licenses, and does not include any new agreements we may sign over the balance of the first quarter.
The company has not yet finalized its financial results for the quarter and full year ended December 31, 2023 or outlook for first quarter 2024. These preliminary financial results and outlook reflect the company’s current estimates, based on information available to management as of the date of this release, and are subject to further changes upon completion of the company’s standard quarter and year-end closing procedures, as applicable. This update does not present all necessary information for an understanding of InterDigital’s financial condition as of the date of this release, or its results of operations for the fourth quarter and full year ended December 31, 2023 or first quarter 2024. As InterDigital completes its quarter-end and year-end financial close processes and finalizes its financial statements for the quarter and year-end, it will be required to make significant judgments in a number of areas and expects to receive new information including customer royalty reports for periods ended December 31, 2023. It is possible that InterDigital may identify items or receive new information that require it to make adjustments to the preliminary financial information set forth above and those changes could be material. InterDigital does not intend to update such financial information prior to release of its final fourth quarter and full year ended December 31, 2023 financial statement information and updated first quarter 2024 guidance, which is currently scheduled for Thursday, February 15, 2024.

Conference Call and Webcast Information
The company will discuss its business and outlook for first quarter 2024 at the 26th Annual Needham Growth Conference on Thursday, January 18th, 2024, at 3:00 PM ET.
InterDigital executives will also host a conference call on Thursday, February 15, 2024 at 10:00 a.m. Eastern Time (ET) to discuss the company's performance.
To access the live webcasts of these events, please visit the Investors section of the company's website. Archived replays will also be available following the events.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit: www.interdigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to, (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (iii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iv) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (v) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (vi) our ability to commercialize our technologies and enter into customer agreements; (vii) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (viii) our continued ability to develop new technologies and secure new patents, including the risk of unexpected delays or difficulties related to the development of our technologies; (ix) risks associated with our capital allocation strategies, including risks associated with our planned dividend payments and share repurchases; (x) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (xi) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (xii) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xiii) the timing and impact of potential administrative and legislative matters; (xiv) changes or inaccuracies in market projections; (xv) our ability to obtain liquidity though debt and equity financings; (xvi) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xvii) impacts from acts of terrorism, war or political or civil unrest, or any responses thereto, in the United States or elsewhere; (xviii) changes in our business strategy; (xix) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xx) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated.
2    Adjusted EBITDA is a supplemental non-GAAP financial measure that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. This non-GAAP financial measure may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3    Non-GAAP net income, Non-GAAP diluted earnings per share, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP diluted earnings per share is defined as Non-GAAP net income divided by Non-GAAP weighted average number of common shares outstanding–diluted, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Convertible Notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of Adjusted EBITDA to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in millions):

Q4 Preliminary
2023
Net income attributable to InterDigital, Inc.	$34
Income tax provision	(3)
Other income (expense), net & interest expense	(7)
Depreciation and amortization	19
Share-based compensation	9
Adjusted EBITDA [2]	$52

The table below presents a reconciliation of Non-GAAP net income to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in millions):

Q4 Preliminary
2023
Net income attributable to InterDigital, Inc.	$34
Share-based compensation	9
Acquisition related amortization	10
Other non-operating items (a)	(5)
Related income tax and noncontrolling interest effect of above items	(3)
Adjustments to income taxes	(9)
Non-GAAP net income [3]	$36

Weighted average dilutive shares - GAAP	28.3
Less: Dilutive impact of the Convertible Notes	1.2
Weighted average dilutive shares - Non-GAAP [3]	27.1

Non-GAAP net income per diluted share [3]	$1.34
(a) Other non-operating items primarily includes gains from fair value changes of our debt and long-term strategic investments during the three months ended December 31, 2023.

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857